Filed pursuant to Rule 424(b)(3)

Registration Statement No. 333-261873

Prospectus Supplement No. 15

(To Prospectus dated February 14, 2022)

BELLRING DISTRIBUTION, LLC

78,076,841 SHARES OF COMMON STOCK

This prospectus supplement updates, amends and supplements the prospectus dated February 14, 2022 (as supplemented or amended from time to time, the “Prospectus”), which forms a part of our Registration Statement on Form S-4 and Form S-1 (Registration No. 333-261873). Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the Prospectus.

This prospectus supplement is being filed to update, amend and supplement the information included in the Prospectus by increasing the number of shares to be distributed by Post Holdings, Inc. on a pro rata basis to the holders of shares of common stock of Post, par value $0.01 per share, following the conversion of BellRing Distribution, LLC into a Delaware corporation as described in the Prospectus, to 78,076,841 shares.

This prospectus supplement is not complete without the Prospectus. This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement, and is qualified by reference thereto, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus. Please keep this prospectus supplement with your Prospectus for future reference.

INVESTING IN OUR SECURITIES INVOLVES CERTAIN RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 29 OF THE PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 10, 2022